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                                                                    EXHIBIT 5

                                                   July 9, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004
Attn.:  Document Control - EDGAR


         Re:     Sun Company, Inc. Long-Term Performance Enhancement Plan

Ladies and Gentlemen:

         I am the General Attorney and Corporate Secretary of Sun Company, Inc. (the "Company"), a Pennsylvania corporation. This opinion is being delivered in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"), concerning the registration of an additional 4,000,000 shares of the Company's Common Stock and related interests to be issued under the Sun Company, Inc. Long-Term Performance
Enhancement Plan (the "Plan"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, I or members of my staff have examined originals or copies, certified or otherwise identified to my satisfaction, of:

         (a) the relevant minutes of the corporate proceedings of the Company and the resolutions adopted by the Board of Directors of the Company in connection with the authorization of the issuance of the additional common stock, the Plan and related matters;

         (b)     the Registration Statement; and

         (c)     the Plan.

         I or members of my staff have also made such examination of law and examined originals, or copies certified or otherwise authenticated to my satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as I have deemed necessary or appropriate as to form a basis for rendering the opinion hereinafter expressed.
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         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, and others.

         I am admitted to the bar in the Commonwealth of Pennsylvania, and, and this opinion is limited to the laws of the Commonwealth of Pennsylvania and the federal law of the United States of America to the extent specifically referred to herein. Accordingly, I express no opinion as to matters arising under the laws of any other jurisdiction and have assumed for purposes of, and all matters and issues in, this opinion that either the laws of the Commonwealth of Pennsylvania have applied or that the laws of any other applicable jurisdiction are identical in all respects to the laws of the Commonwealth of Pennsylvania.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that:

         1. The Company is a corporation duly organized, incorporated and validly existing under the laws of the Commonwealth of Pennsylvania and has all corporate and other power and authority necessary to own its properties and to carry on the business which it is presently conducting;

         2. The shareholders of the Company's voting stock, present in person or represented by proxy at the Company's annual meeting on May
1, 1997 approved the issue of the additional common stock pursuant to the Plan by a 92.1% majority.

         3. The additional common stock has been duly authorized for issuance, and when:

                 (a)      the Registration Statement has become effective;

                 (b) the additional common stock has been duly listed on the New York Stock Exchange; and

                 (c) the additional common stock has been issued in accordance with the Plan to the participants therein, and delivered and paid for as set forth in the Plan,
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then the additional common stock will be validly issued, fully paid and nonassessable.

         I hereby consent to:

         A. being named as counsel for the Company in the Registration Statement and in any amendment thereto;

         B. the use of this opinion in connection with the registration of the additional common stock of the Company and other interests to be distributed under the Plan, and the making in said Registration
Statement (and in any amendments thereto) of any statements now appearing in said Registration Statement under the caption "Interests of Named Experts and Counsel" or other similar heading, only insofar as such statements are applicable to me; and

         C. the filing of this opinion as an exhibit to the Registration Statement.

         In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

         This opinion is furnished solely for the benefit of, and reliance shall be limited to, the addressee hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. I make no undertaking to supplement this opinion letter if facts or circumstances come to my attention or if any change in law occurs after the date hereof which could affect this opinion letter.

Very truly yours,

/s/ ANN C. MULE'
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Ann C. Mule'
General Attorney and Corporate Secretary